Exhibit 99.1

Altimmune Announces Third Quarter 2026 Financial Results and Business Update

Global PERFORMA Phase 3 trial in MASH progressing as planned

Positive RECLAIM Phase 2 data in AUD highlighted in a late-breaking oral presentation at AASLD The Liver Meeting® 2026

End-of-Phase 2 meeting with FDA for AUD program scheduled for December 2026

$480 million in cash, cash equivalents and investments as of September 30, 2026

Webcast to be held today at 8:30 a.m. ET

MORRISTOWN, NJ – November 12, 2026 – Altimmune, Inc. (Nasdaq: ALT), a biopharmaceutical company advancing pemvidutide, an investigational balanced 1:1 glucagon/GLP-1 dual receptor agonist, in serious liver diseases, today announced financial results for the third quarter ended September 30, 2026, and provided a corporate update.

“We continue to make significant progress across all our clinical development programs, as we execute our strategy of building a liver franchise around pemvidutide” said Jerry Durso, Chief Executive Officer and Chairman of the Board of Altimmune. “Our global PERFORMA Phase 3 trial in MASH is ramping up, and we are very encouraged by the progress to date and the enthusiasm we see from the MASH community. In AUD, we look forward to engaging with the FDA in an End-of-Phase 2 meeting where we will leverage our strong RECLAIM data to discuss a Phase 3 registrational program. Following the recent AASLD meeting, our conviction in pemvidutide’s potential is stronger than ever, as we focus on delivering meaningful benefit to patients with serious liver diseases.”

Key Highlights and Anticipated Milestones

Metabolic Dysfunction-Associated Steatohepatitis (MASH)

●	Pemvidutide was granted Breakthrough Therapy Designation by the U.S. Food and Drug Administration (FDA) based on 24-week data from the IMPACT Phase 2b trial
●	IMPACT Phase 2b 48-week data published in The Lancet Gastroenterology & Hepatology in a paper titled “Safety and efficacy of weekly pemvidutide versus placebo for metabolic dysfunction-associated steatohepatitis (IMPACT): 48-week results from a multicentre, randomised, double-blind, phase 2b study”
●	The global PERFORMA Phase 3 MASH trial is progressing as planned
●	The PERFORMA 52-week topline data readout is anticipated in 2029

Alcohol Use Disorder (AUD)

●	Pemvidutide was granted Fast Track designation by the FDA for the treatment of AUD
●	An End-of-Phase 2 meeting with the FDA is scheduled for December 2026 to discuss the Phase 3 registrational program in AUD

Alcohol-associated Liver Disease (ALD)

●	Enrollment is complete in the RESTORE Phase 2 trial in ALD, with topline data expected in the second half of 2027

Scientific Data on Pemvidutide in MASH and AUD Presented at AASLD The Liver Meeting® 2026

●	A late-breaking oral presentation: Efficacy and Safety of Pemvidutide in the Treatment of Adults with Alcohol Use Disorder: Results from RECLAIM, a 24-Week Phase 2 Randomized Double-Blind Placebo Controlled Trial on the RECLAIM Phase 2 data in AUD was delivered by Dr. Henry R. Kranzler, University of Pennsylvania Perelman School of Medicine
●	An oral presentation: Pemvidutide Treatment Results in Concurrent Reductions in Multiple Non-Invasive Tests for Hepatic Inflammation and Fibrosis: 48-Week Responder Analyses of the IMPACT Phase 2b Trial in Metabolic Dysfunction-Associated Steatohepatitis was delivered by Dr. Naim Alkhouri, Summit Clinical Research
●	A poster presentation: Gastrointestinal Tolerability of Pemvidutide Without Dose Titration in Patients with Metabolic Dysfunction-Associated Steatohepatitis from the Phase 2b IMPACT Trial
●	An oral presentation: Pemvidutide Treatment Reduces Alcohol Intake in a Lean Golden Syrian Hamster Model

Corporate Updates

●	In October 2026, the Company appointed Peter Greenleaf and Alex Howarth to the Board of Directors to support its strategic evolution
●	In November 2026, the Company relocated its corporate headquarters to Morristown, New Jersey

Financial Results for the Three Months Ended September 30, 2026

●	Altimmune reported cash, cash equivalents and investments totaling $480 million as of September 30, 2026
●	Research and development (R&D) expenses were $27.0 million for the three months ended September 30, 2026, compared to $15.0 million in the same period in 2025, with the increase driven primarily by the ongoing PERFORMA Phase 3 trial in MASH and RESTORE Phase 2 trial in ALD. R&D expenses for the quarter ended September 30, 2026, included $20.3 million in direct costs related to pemvidutide development activities
●	General and administrative (G&A) expenses were $8.7 million for the three months ended September 30, 2026, compared to $5.9 million in the same period in 2025. The increase was driven primarily by an increase in compensation expenses and professional services
●	Interest income was $4.8 million for the three months ended September 30, 2026
●	Net loss for the three months ended September 30, 2026, was $31.6 million, or $0.15 net loss per share, compared to a net loss of $19.0 million, or $0.21 net loss per share, in the same period in 2025

Conference Call Information:

Date:	November 12, 2026
Time:	8:30 a.m. Eastern Time
Webcast:	To listen, the conference call will be webcast live on Altimmune’s Investor Relations (IR) website at https://ir.altimmune.com/investors.
Dial-in:	To participate or dial-in, register here to receive the dial-in numbers and unique PIN to access the call.

Following the conclusion of the call, the webcast will be available for replay on the IR page of the Company’s website at www.altimmune.com. The Company has used, and intends to continue to use, the IR portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Pemvidutide

Pemvidutide is a novel, investigational peptide with balanced 1:1 glucagon/GLP-1 dual receptor agonist activity that has an effect on reducing liver fat, inflammation, and fibrosis, in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), alcohol use disorder (AUD) and alcohol-associated liver disease (ALD). The activation of glucagon receptors results in direct effects on the liver, while GLP-1 receptors mediate metabolic effects such as appetite suppression and weight loss and are involved in pathways related to craving and reward.

The FDA granted Fast Track designations to pemvidutide for the treatment of MASH and AUD, as well as Breakthrough Therapy Designation for MASH. In December 2025, the Company announced topline 48-week data from the IMPACT Phase 2b trial in MASH. In July 2026, the PERFORMA Phase 3 trial, a global, randomized, double-blind, placebo-controlled, parallel-group study of pemvidutide in patients with MASH, was initiated. In July 2026, the Company announced positive topline results from the RECLAIM Phase 2 trial in AUD. In August 2026, the Company announced completion of enrollment of the RESTORE Phase 2 trial in ALD.

About Altimmune

Altimmune is a biopharmaceutical company developing pemvidutide for patients with serious liver diseases. Pemvidutide, a unique dual-action investigational therapy targeting both glucagon and GLP-1 receptors in a balanced 1:1 ratio, is in late-stage clinical development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), recently showed robust results in the RECLAIM Phase 2 trial in alcohol use disorder (AUD) and is being studied in alcohol-associated liver disease (ALD). For more information, please visit www.altimmune.com.

Follow @Altimmune, Inc. on LinkedIn
Follow @AltimmuneInc on X

Forward-Looking Statements

Any statements made in this press release related to the development or commercialization of pemvidutide, an investigational product candidate, and other business, regulatory and financial matters including without limitation, clinical trial study design, status, correspondence, results and data, including the ongoing PERFORMA and RESTORE trials, the timing of key milestones for the Company’s clinical programs, future plans or expectations for pemvidutide for the treatment of MASH, AUD and ALD, the potential benefits of Fast Track and Breakthrough Therapy Designations, including potential regulatory timeline and approval benefits, the Company’s financial position, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, financial results, and the impact of the changes to our leadership and governance structure, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Altimmune, Inc. may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including risks relating to: delays in regulatory review, manufacturing and supply chain interruptions, access to clinical sites, enrollment, adverse effects on healthcare systems and disruption of the global economy; the reliability of the results of studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates; the Company's ability to manufacture clinical trial materials on the timelines anticipated; and the success of future product advancements, including the success of future clinical trials. Further information on the factors and risks that could affect the Company's business, financial conditions and results of operations are contained in the Company's filings with the U.S. Securities and Exchange Commission, including under the heading "Risk Factors" in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q and the Company’s other filings with the SEC, which are available at www.sec.gov.

Investor Contact:

Luis Sanay, CFA Vice President, Investor Relations
ir@altimmune.com

Media Contact:

Real Chemistry
altimmune@realchemistry.com

ALTIMMUNE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,888	$43,760
Restricted cash	42	42
Total cash, cash equivalents and restricted cash	28,930	43,802
Short-term investments	236,171	229,696
Accounts and other receivables	3,661	1,219
Income tax and R&D incentive receivables	—	518
Prepaid expenses and other current assets	7,008	2,957
Total current assets	275,770	278,192
Long-term investments	214,823	—
Property and equipment, net	112	312
Other assets	4,941	1,425
Total assets	$495,646	$279,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$767	$2,717
Accrued expenses and other current liabilities	10,759	12,280
Total current liabilities	11,526	14,997
Term loan, noncurrent	34,989	34,287
Other noncurrent liabilities	5,565	5,753
Total liabilities	52,080	55,037
Stockholders’ equity:
Common stock, $0.0001 par value; 400,000,000 and 200,000,000 shares authorized; 194,537,875 and 110,882,735 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	19	11
Additional paid-in capital	1,178,044	879,292
Accumulated deficit	(726,479)	(649,483)
Accumulated other comprehensive loss, net	(8,018)	(4,928)
Total stockholders’ equity	443,566	224,892
Total liabilities and stockholders’ equity	$495,646	$279,929

ALTIMMUNE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues	$—	$5	$—	$15
Operating expenses:
Research and development	27,016	14,960	61,863	48,023
General and administrative	8,689	5,904	24,315	17,588
Total operating expenses	35,705	20,864	86,178	65,611
Loss from operations	(35,705)	(20,859)	(86,178)	(65,596)
Other income (expense):
Interest expense	(1,121)	(495)	(3,286)	(760)
Interest income	4,819	2,426	12,246	5,103
Other income (expense), net	399	(86)	222	(163)
Total other income (expense), net	4,097	1,845	9,182	4,180
Net loss before income taxes	(31,608)	(19,014)	(76,996)	(61,416)
Income tax expense (benefit)	—	—	—	(681)
Net loss	(31,608)	(19,014)	(76,996)	(60,735)
Other comprehensive income — unrealized (loss) gain on investments	(1,980)	23	(3,090)	(43)
Comprehensive loss	$(33,588)	$(18,991)	$(80,086)	$(60,778)
Net loss per share, basic and diluted	$(0.15)	$(0.21)	$(0.45)	$(0.74)
Weighted-average common shares outstanding, basic and diluted	205,273,395	89,418,028	172,016,738	82,198,581